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                                                                    EXHIBIT 23.5


                               CONSENT OF EXPERT



     We hereby consent to the reference to our firm in the Prospectus included in the Registration Statement (Reg. No. 333-30285), under the caption "Applicability of Federal Securities Laws to the Sale of Vacation Intervals" in the section entitled "RISK FACTORS" for the registration of the shares of common stock of Signature Resorts, Inc.

                                             SCHREEDER, WHEELER & FLINT, LLP

                                             /s/ Schreeder, Wheeler & Flint, LLP

Dated: October 22, 1997